Balogh and Tjornehoj, LLP
Certified Public Accountants
600 South Cherry Street, Suite 210
Denver, Colorado 80246
(303) 320-0217


December 21, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  3 Si Holdings, Inc. - Form SB-2

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of our report dated September 15, 2000 in 3 Si Holdings, Inc.'s Form 10-K for the fiscal year ended June 30, 2000, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Balogh and Tjornehoj, LLP
Balogh and Tjornehoj, LLP